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                                                                   EXHIBIT 10.44


                          MEMORANDUM OF UNDERSTANDING
                                    BETWEEN
                       THE ASHTON TECHNOLOGY GROUP, INC.
                                      AND
                           E.COM INTERNATIONAL, INC.

1. The Ashton Technology Group, Inc. ("Ashton") is engaged in the development, commercialization and marketing of on-line transaction systems for the financial services industry.

2. E.Com International, Inc. ("E.Com") develops, manufactures and markets integrated wireless mobile computing products for mobile computer users.

3. In connection with the deployment of its on-line transaction systems Ashton wishes to provide the users of its transaction systems with the ability to reach its transaction systems from remote locations on a wireless basis. The users of Ashton's on-line transaction systems will be financial services executives and professional securities traders, including but not limited to: institutional money managers, institutional traders, exchange specialists, floor brokers, block traders and NASDAQ market makers.

4. Ashton wishes to become the exclusive distributor of E.Com's Discovery family of products to the "professional" financial services market. The "professional" financial services market is defined as financial services industry participants and their employees, corporate pension funds and their employees, and individuals whose business is the trading of securities.

5. E.Com desires to penetrate the "professional" financial services market and hereby appoints Ashton as its exclusive distributor for the "professional" financial services market. This exclusive distribution right will expire on 31 December 2000, unless it is extended by mutual agreement.

6. In consideration of its appointment as E.Com's exclusive distributor for the "professional" financial services market Ashton will make the following commitment to purchase the Discovery, or other appropriate product from E.Com.

               1998                 a minimum of 500 units
               1999                              [_] units
               2000                              [_] units

     This purchase commitment will be further refined to provide a quarterly delivery schedule no later than November 15 of the year preceding the year of each purchase commitment. For the year 1998 Ashton currently anticipates taking delivery of 100 units during each of the first and second calendar quarters and 150 units during each of the third and forth calendar quarters.

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     In any calendar quarter that Ashton fails to meet its quarterly purchase commitment, and is not current with its purchase commitment by the calendar quarter following such shortfall, E.Com may at its discretion discontinue the exclusivity distribution status of this agreement. In any event, E.Com will provide Ashton 30 day written notice of its intent to discontinue exclusivity status in such an event.

     With regard to the purchase commitments for the years of 1999 and 2000, Ashton will establish the minimum level of its purchase commitment not later than June 30, 1998 in consultation with E.Com. Ashton currently anticipates that its minimum commitment for 1999 will be 1000 units.

7. In consideration for the above purchase commitment, E.Com will sell these units to Ashton at a price equal to 75% of E.Com's listed distributor price, provided, however, that no distributor will receive pricing which is more favorable than the pricing received by Ashton.

8. In addition to the above purchase commitment Ashton will purchase the final 30 units in E.Com's proposed private placement as described in the private placement memorandum dated September 1997.

9. It is understood and agreed that it will be necessary to coordinate the encryption protocols of E.Com's Discovery and its successor products with that of Ashton's on-line transaction systems, and that each of Ashton and E.Com will make the necessary resources available to assure the compatibility of the respective encryption protocols.

10. It is further understood and agreed that E.Com's Discovery will have to be made compatible with the wireless "gateways" of Ashton's on-line transaction systems and those of the financial market participants who subscribe to Ashton's on-line transaction systems. Each of Ashton and E.Com will make the necessary resources available to assure that the Discovery, or its successor products, will communicate with the necessary "gateways".

11. Ashton and E.Com agree to enter into reciprocal and mutually satisfactory confidentiality agreements with respect to each of the their technologies and business plans.

12. This memorandum of understanding provides an outline of a preliminary business understanding which will be formalized in a contract following further business discussions between the parties and due diligence.


/s/ William F. Stevens                        /s/ Fredric W. Rittereiser
E.Com International
October 31, 1997

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